MEDIANEWS GROUP, INC.

                                OFFER TO EXCHANGE
                   6 3/8% SENIOR SUBORDINATED NOTES DUE 2014,
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                           FOR ANY AND ALL OUTSTANDING
                    6 3/8% SENIOR SUBORDINATED NOTES DUE 2014
        ($150,000,000 AGGREGATE PRINCIPAL AMOUNT ISSUED JANUARY 26, 2004)


To Our Clients:

     Enclosed for your consideration is a Prospectus of MediaNews Group, Inc., a Delaware corporation (the "Company"), dated _____ __, 2004 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") registered 6 3/8% Senior
Subordinated Notes due 2014 for any and all outstanding 6 3/8% Senior Subordinated Notes due 2014 ($150,000,000 aggregate principal amount issued January 26, 2004) (the "Unregistered Notes") (CUSIP Nos. 58446MAC5 and U58296AB7), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of January 26, 2004, between the Company and the initial purchasers referred to therein.

     This material is being forwarded to you as the beneficial owner of the Unregistered Notes carried by us in your account but not registered in your name. A tender of such Unregistered Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Unregistered Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Unregistered Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on _____ __, 2004 (the "Expiration Date") (30 calendar days following the commencement of the Exchange Offer), unless extended by the Company. Any Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Unregistered Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer".

          3. Any transfer taxes incident to the transfer of Unregistered Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

     If you wish to have us tender your Unregistered Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Unregistered Notes.

                 Instructions with Respect to the Exchange Offer

     The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated _______ __, 2004, of MediaNews Group, Inc., a Delaware corporation, and the related specimen Letter of Transmittal.


________________________________________________________________________________

     This will instruct you to tender the number of Unregistered Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

     The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned as if executed by the undersigned.
       _
Box 1 |_| Please tender my Unregistered  Notes held by you for my account.  If I do not wish to tender all of the Unregistered Notes held by you for my account, I have identified on a signed schedule attached hereto the number of Unregistered Notes that I do not wish tendered.
       _
Box 2 |_| Please do not tender any Unregistered Notes held by you for my account.

________________________________________________________________________________

Date ______________________, 2004
                                        _____________________________________
                                        Signature(s)


                                        _____________________________________


                                        _____________________________________
                                        Please print name(s) here


                                        _____________________________________
                                        Area Code and Telephone No.

     Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Unregistered Notes.